UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2025

WORLD KINECT CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 N.W. 41st Street	33178
Miami, Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 428-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WKC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 25, 2025, the Board of Directors (the “Board”) of World Kinect Corporation (the “Company”) appointed Ira M. Birns, the Company’s current Executive Vice President and Chief Financial Officer, as President and Chief Financial Officer. Mr. Birns will continue to report to the Company’s Chairman and Chief Executive Officer, Michael J. Kasbar.

Mr. Birns will also continue to serve as the Company’s principal financial officer. Effective April 25, 2025, Mr. Kasbar no longer holds the title of President at the Company. Mr. Birns, age 62, has served as the Company’s Executive Vice President and Chief Financial Officer since 2007. Prior to joining the Company, Mr. Birns held leadership roles at Arrow Electronics, Inc., a global provider of technology products, services and solutions, including as Vice President and Treasurer from 2002 to 2007. Mr. Birns is the vice chairman of the board of trustees of the New World Symphony of Miami, Florida. Since 2023, Mr. Birns has also served as a member of the board of directors and the chair of the audit committee of Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence driven clean energy solutions and services. Mr. Birns is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Effective April 25, 2025, the Board appointed John P. Rau, the Company’s current Executive Vice President, Global Aviation, Land and Marine, as Chief Operating Officer. Mr. Rau will continue to report to Michael Kasbar.

Mr. Rau, age 62, has served as the Company’s Executive Vice President of Global Aviation and Marine since 2016 and assumed responsibility for Global Land in 2022. Previously, he served as the Company’s Executive Vice President of Aviation from 2014 and as the Company’s Senior Vice President of Aviation Americas from 2011 to 2014. Prior to joining the Company, Mr. Rau held leadership roles at American Airlines and United Airlines, including as Managing Director at American Airlines from 1995 to 2011, where he was responsible for the purchase and management of jet fuel, utilities, deicing fluids, and transportation, as well as management of American Airlines’ supplier diversity program. Mr. Rau is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Birns to President and the appointment of Mr. Rau to Chief Operating Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

99.1	Press Release, dated April 25, 2025

104	Cover Page Interactive Safe File, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2025

World Kinect Corporation

/s/ Joel M. Williams
Joel M. Williams Assistant Corporate Secretary